Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Barclays Bank PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities (1)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Debt	Dated Subordinated Debt Securities (1)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants(1)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preference Shares (1) (3)	Rule 456(b) and Rule 457(r) (1) (3)	(2)	(2)	(2)	(1)	(1)

	Equity	American Depositary Shares (1) (4)	Rule 456(b) and Rule 457(r) (1) (4)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3)	The Preference Shares may be represented by American Depositary Shares.
(4)

American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Preference Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-145829), as amended from time to time.